Exhibit 99
TI reports Q4 2024 and 2024 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (Jan. 23, 2025) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported fourth quarter revenue of $4.01 billion, net income of $1.21 billion and earnings per share of $1.30. Earnings per share included a 2-cent benefit that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's president and CEO, made the following comments:
•"Revenue decreased 3% sequentially and 2% from the same quarter a year ago.
•"Our cash flow from operations of $6.3 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300mm production. Free cash flow for the same period was $1.5 billion.
•"Over the past 12 months we invested $3.8 billion in R&D and SG&A, invested $4.8 billion in capital expenditures and returned $5.7 billion to owners.
•"TI's first quarter outlook is for revenue in the range of $3.74 billion to $4.06 billion and earnings per share between $0.94 and $1.16. We now expect our 2025 effective tax rate to be about 12%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary

(In millions, except per-share amounts)	Q4 2024	Q4 2023	Change
Revenue	$4,007	$4,077	(2)%
Operating profit	$1,377	$1,533	(10)%
Net income	$1,205	$1,371	(12)%
Earnings per share	$1.30	$1.49	(13)%
Cash generation

		Trailing 12 Months
(In millions)	Q4 2024	Q4 2024	Q4 2023	Change
Cash flow from operations	$1,998	$6,318	$6,420	(2)%
Capital expenditures	$1,192	$4,820	$5,071	(5)%
Free cash flow	$806	$1,498	$1,349	11%
Free cash flow % of revenue		9.6%	7.7%
Cash return

		Trailing 12 Months
(In millions)	Q4 2024	Q4 2024	Q4 2023	Change
Dividends paid	$1,240	$4,795	$4,557	5%
Stock repurchases	$537	$929	$293	217%
Total cash returned	$1,777	$5,724	$4,850	18%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended December 31,		For Years Ended December 31,
(In millions, except per-share amounts)	2024	2023	2024	2023
Revenue	$4,007	$4,077	$15,641	$17,519
Cost of revenue (COR)	1,693	1,646	6,547	6,500
Gross profit	2,314	2,431	9,094	11,019
Research and development (R&D)	491	460	1,959	1,863
Selling, general and administrative (SG&A)	446	438	1,794	1,825
Restructuring charges/other	—	—	(124)	—
Operating profit	1,377	1,533	5,465	7,331
Other income (expense), net (OI&E)	112	113	496	440
Interest and debt expense	130	98	508	353
Income before income taxes	1,359	1,548	5,453	7,418
Provision for income taxes	154	177	654	908
Net income	$1,205	$1,371	$4,799	$6,510

Diluted earnings per common share	$1.30	$1.49	$5.20	$7.07

Average shares outstanding:
Basic	912	908	912	908
Diluted	919	915	919	916

Cash dividends declared per common share	$1.36	$1.30	$5.26	$5.02

Supplemental Information

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$170	$180	$743	$974
Discrete tax items	(16)	(3)	(89)	(66)
Provision for income taxes (effective taxes)	$154	$177	$654	$908

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,205	$1,371	$4,799	$6,510
Income allocated to RSUs	(7)	(7)	(24)	(33)
Income allocated to common stock for diluted EPS	$1,198	$1,364	$4,775	$6,477

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	December 31,
(In millions, except par value)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$3,200	$2,964
Short-term investments	4,380	5,611
Accounts receivable, net of allowances of ($21) and ($16)	1,719	1,787
Raw materials	395	420
Work in process	2,214	2,109
Finished goods	1,918	1,470
Inventories	4,527	3,999
Prepaid expenses and other current assets	1,200	761
Total current assets	15,026	15,122
Property, plant and equipment at cost	15,254	13,268
Accumulated depreciation	(3,907)	(3,269)
Property, plant and equipment	11,347	9,999
Goodwill	4,362	4,362
Deferred tax assets	936	757
Capitalized software licenses	257	223
Overfunded retirement plans	233	173
Other long-term assets	3,348	1,712
Total assets	$35,509	$32,348

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$750	$599
Accounts payable	820	802
Accrued compensation	839	836
Income taxes payable	159	172
Accrued expenses and other liabilities	1,075	911
Total current liabilities	3,643	3,320
Long-term debt	12,846	10,624
Underfunded retirement plans	110	108
Deferred tax liabilities	53	63
Other long-term liabilities	1,954	1,336
Total liabilities	18,606	15,451
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	3,935	3,362
Retained earnings	52,262	52,283
Treasury common stock at cost
Shares: 2024 – 830; 2023 – 832	(40,895)	(40,284)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(140)	(205)
Total stockholders' equity	16,903	16,897
Total liabilities and stockholders' equity	$35,509	$32,348

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended December 31,		For Years Ended December 31,
(In millions)	2024	2023	2024	2023
Cash flows from operating activities
Net income	$1,205	$1,371	$4,799	$6,510
Adjustments to net income:
Depreciation	416	322	1,508	1,175
Amortization of capitalized software	19	15	72	63
Stock compensation	78	68	387	362
(Gains) losses on sales of assets	(1)	1	(127)	—
Deferred taxes	(21)	(140)	(210)	(299)
Increase (decrease) from changes in:
Accounts receivable	143	189	68	108
Inventories	(231)	(91)	(528)	(1,242)
Prepaid expenses and other current assets	76	8	7	46
Accounts payable and accrued expenses	87	(10)	125	(33)
Accrued compensation	115	126	(12)	29
Income taxes payable	110	58	597	(7)
Changes in funded status of retirement plans	31	(4)	33	45
Other	(29)	11	(401)	(337)
Cash flows from operating activities	1,998	1,924	6,318	6,420

Cash flows from investing activities
Capital expenditures	(1,192)	(1,148)	(4,820)	(5,071)
Proceeds from asset sales	1	—	195	3
Purchases of short-term investments	(909)	(2,565)	(9,716)	(12,705)
Proceeds from short-term investments	2,726	3,411	11,187	13,387
Other	(12)	(9)	(48)	24
Cash flows from investing activities	614	(311)	(3,202)	(4,362)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	—	2,980	3,000
Repayment of debt	(300)	—	(600)	(500)
Dividends paid	(1,240)	(1,181)	(4,795)	(4,557)
Stock repurchases	(537)	(65)	(929)	(293)
Proceeds from common stock transactions	87	45	517	263
Other	(11)	(14)	(53)	(57)
Cash flows from financing activities	(2,001)	(1,215)	(2,880)	(2,144)

Net change in cash and cash equivalents	611	398	236	(86)
Cash and cash equivalents at beginning of period	2,589	2,566	2,964	3,050
Cash and cash equivalents at end of period	$3,200	$2,964	$3,200	$2,964

Supplemental cash flow information
Investment tax credit (ITC) used to reduce income taxes payable	$56	$—	$588	$—
Total cash benefit related to the U.S. CHIPS and Science Act	$56	$—	$588	$—

Quarterly segment results

(In millions)	Q4 2024	Q4 2023	Change
Analog:
Revenue	$3,174	$3,120	2%
Operating profit	$1,237	$1,280	(3)%
Embedded Processing:
Revenue	$613	$752	(18)%
Operating profit	$58	$195	(70)%
Other:
Revenue	$220	$205	7%
Operating profit*	$82	$58	41%
* Includes restructuring charges/other.
Annual segment results

(In millions)	2024	2023	Change
Analog:
Revenue	$12,161	$13,040	(7)%
Operating profit	$4,608	$5,821	(21)%
Embedded Processing:
Revenue	$2,533	$3,368	(25)%
Operating profit	$352	$1,008	(65)%
Other:
Revenue	$947	$1,111	(15)%
Operating profit*	$505	$502	1%
* Includes restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For Years Ended December 31,
(In millions)	2024	2023	Change
Cash flow from operations (GAAP)*	$6,318	$6,420	(2)%
Capital expenditures	(4,820)	(5,071)
Free cash flow (non-GAAP)	$1,498	$1,349	11%

Revenue	$15,641	$17,519

Cash flow from operations as a percentage of revenue (GAAP)	40.4%	36.6%
Free cash flow as a percentage of revenue (non-GAAP)	9.6%	7.7%
* Includes a cash benefit of $588 million from the U.S. CHIPS and Science Act ITC used to reduce income taxes payable for 2024.
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to recruit and retain skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. At our core, we have a passion to create a better world by making electronics more affordable through semiconductors. This passion is alive today as each generation of innovation builds upon the last to make our technology more reliable, more affordable and lower power, making it possible for semiconductors to go into electronics everywhere. Learn more at TI.com.